Exhibit 5.2


                                    Arent Fox
                           1050 Connecticut Avenue, NW
                            Washington, DC 20036-5339

Arnold R. Westerman
Tel:    202/857-6243
Fax:    202/857-6395
westerma@arentfox.com
http://www.arentfox.com
                                                             June 13, 2002
PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to PHC's Post Effective Amendment #1 to the Registration Statement on Form S-3 (File No. 333-76137), filed by PHC with the Securities and Exchange Commission on or abouyt June 13, 2002 (the "Registration Statement") which reflects a reduction in the exercise price of 80,000 warrants held by CCRI and the extension of the expiration date of such warrants.

     In connection with this opinion, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such corporate and other documents, certificates, and other records as we deemed necessary or appropriate to the purposes of preparing this opinion. Based on the foregoing, we hereby advise you that we are of the opinion that the 80,000 shares of Class A Common Stock to be issued upon exercise of the warrants held by CCRI and subject to the Registration Statement have been duly and validly authorized for issuance and that such shares will be when issued in accordance with the terms of the warrants referred to in the Registration Statement, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations there under.

                                         Very truly yours,

                                         ARENT FOX KINTNER PLOTKIN & KAHN

                                         By  /s/ Arnold R. Westerman
                                                 Arnold R. Westerman
                                         Arent Fox Kintner Plotkin & Kahn PLLC
                                         New York, NY - Washington D. C.